OPERATlNG AGREEMENT

GLOBAL VENTURES TECHNOLOGY GROUP LLC

Dated: October 4, 2008

T ABLE OF CONTENTS

"Page

ARTICLE I DEFINITIONS                                                                                                               1

ARTICLE II FORMATION                                                                                                               3

2.1

Formation                                                                                                                            3

2.2

Name                                                                                                                                   3

2.3

Effective Date                                                                                                                    3

2.4

Term                                                                                                                                  3

2.5

Registered Office and Agent..                                                                                           3

2.6

Principal Office,                                                                                                                3

ARTICLE III BUSINESS OF THE COMPANY                                                                           3

3.1 Business of the Company                                                                                                            3

ARTICLE IV ACCOUNTING AND RECORDS                                                                         4

4.1

Accounting Period                                                                                                        4

4.2

Records to be Maintained                                                        4

4.3

Accounts                                                                                                                        4

ARTICLE V NAMES AND ADDRESSES OF EXISTING MEMBERS                                4

ARTICLE VI MEMBERS                                                                                                             4

6.1

Member Voting Rights                                                                                                 4

6.2

Meetings and Notice                                                                                                   6

6.3

Quorum                                                                                                                          6

6.4

Member to Vote in Person or by Proxy                                                                     6

6.5

Action by Written Consent                                                                                        6

6.6

Liability of Members                                                                                                    6

6.7

Indemnification                                                                                                             6

6.8

No Authority to Commence Civil Suit.                                                                      6

6.9

Representations and Warranties                                                                               7

6.10 Dealing With the Company                                                                                                7

6.11 Independent Activities                                                                                                       8

6.12 Reimbursements to the Members and Affiliates                                                             8

6.13 Attendance at Meetings                                                                                                    8

6.14 Participation by Communication Equipment                                                                   8

T ABLE OF CONTENTS ( continued)

Page

6.15 Information

 8

ARTICLE VII MANAGEMENT

 9

7.1

General Powers

 9

7.2

Term of Office and Compensation

 9

7.3

Limitation of Authority of Members

 9

7.4

Resignation and Removal of Manager.

 10

7.5

Vacancies

 10

7.6

Committees

 ]0

7.7

Officers

 10

7.8

Removal of Officers

 10

7.9

Discharge of Duties: Reliance on Reports

 10

7.10 Accountable as Trustee

 11

7. 11 Indemnity

 11

7.12 Authority to Execute Documents

 11

ARTICLE VIII CONTRIBUTIONS AND CAPITAL ACCOUNTS

 11

8.1

Capital Contributions

 11

8.2

Capital Account.

 11

8.3

Additional Capital Contributions

 12

8.4

Failure to Make Additional Contribution

 12

8.5

Contribution Returns

 12

8.6

Loans by Mell1bers

 12

ARTICLE IX ALLOCATIONS AND DISTRIBUTIONS

 13

9.1

Allocations of Net Profit and Net Loss

 13

9.2

Distribution of Assets

 13

9.3

Qualified Income Offset.

 13

9.4

Gross Income Allocation

 13

9.5

Section 704(c) Allocation

 14

9 .. 6

Distributions from Cash Flow

 14

9.7

Distributions Upon a Major Event..

 14

9.8

Limitations on Distributions

 ] 5

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TABLE OF CONTENTS (continued)

Page

ARTICLE X TAXES

 15

10.1 Elections

 15

10.2 Taxes of Taxing Jurisdictions

 15

10.3 Tax Matters Partner.

 15

10.4 Method of Accounting

 15

ARTICLE XI MEMBERSHIP INTERESTS

 15

11.1 Membership Interests

 15

ARTICLE XlI DISSOLUTION AND WINDING UP

 16

12.1 Dissolution

 16

12.2 Certificate of Dissolution

 16

12.3 Winding Up

 16

12.4 Liquidation and Termination

 16

12.5 Deficit Capital Accounts

 17

ARTICLE XIII TRANSFERS, RIGHT OF FIRST REFUSAL, AND

ADMISSION OF NEW MEMBERS

 17

13.1 Transfer by Majority in Interest.

 17

13.2 Voluntary Transfer, Third Party Offer.

 18

13.3 Conditions of Transfer

 18

13.4 Admission to Membership of Assignees and Additional Members

19

13.5 Transfer by a Member in Violation of this Agreement..

19

13.6 Endorsement on Unit Certificate

 20

13.7 Encumbrance of Units

 20

ARTICLE XIV LIMITATION ON LIABILITY; INDEMNIFICATION

 21

14.1 Limitation of Personal Liability for Manager and Officers

 21

14.2 Indemnification

 21

14.3 Liability Insurance

 21

ARTICLE XV AMENDl\1ENT

 22

15.1 Amendments to tiltle Agreement..

 22

ARTICLE XVI MISCELLANEOUS PROVISIONS

 22

16.1 Entire Agreement.

 22

TABLE OF CONTENTS ( continued)

Page

16.2 No Partnership Intended for Nontax Purposes

 22

16.3 Application of StateplaceMichigan Law

 22

16.4 Execution of Additional Instruments

 23

16.5 Construction

 23

16.6 Headings

 23

16.7 Waivers

 23

16.8 Rights and Remedies Cumulative

 23

16.9 Counterparts: Facsimile

 23

16.10 Certification of Non-Foreign Status

 23

16.11 Banking

 23

16.12 Determination of Matters Not Provided for in This Agreement..

 23

16.13 Further Assurances

 23

16.14 Invalidity

 24

16.15 Notices

 ,

24

16.16. Preparation of Agreement.

 24

EXHIBIT A

.

EXIDBIT B

.

EXHIBIT C

.

EXHIBIT D

.

EXHIBIT E

.

EXHIBIT F

.

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OPERATING AGREEMENT

of Global Venture Technologies Group, LLC

This OPERATING AGREEMENT (the "Agreement") of GLOBAL Venture Technologies Group, LLC, a limited liability company organized pursuant to the Michigan Limited Liability Company Act (the "Company"), is entered into as of October 4, 2008, but shall be effective for all purposes as of October 4, 2008 (the "Effective Date") by and among the Company, GLOBAL TECH INTERNATIONAL, INC., a Michigan limited liability company, whose address is 33105 Kelly Rd. Suite "A", Fraser, MI 48026 ("Global Tech") and WELDMATION, INC., a Michigan corporation, whose address is 37120 Stephenson Highway, Madison Heights, MI 48071 ("Weldmation"), is based upon the following Recitals:

RECITALS

A. On October 4, 2008, the Company was formed as a Michigan Limited

Liability Company by executing and filing the Articles with the Michigan Department of Labor & Economic Growth - Bureau of Commercial Services in accordance with the provisions of the Act.

B. The Members of the Company now wish to state fully their agreements regarding the ownership and operation of the Company in accordance with the terms and provisions of this Agreement, effective as of the Effective Date, as follows:

ARTICLE I DEFINITIONS

For purposes of this Operating Agreement, the following terms shall have the following meanings:

1.1.

Act. The StateplaceMichigan Limited Liability Company Act and all amendments thereto.

1.2

Additional Member. A Member other than an Initial Member or a Substitute

Member, who has acquired a Membership Interest of the Company and been admitted as a Member pursuant to the provisions of Article XIII.

1.3

Adjusted Capital Account Deficit. With respect to any Member, such Member's

Adjusted Capital Account Deficit shall be the deficit balance, if any, in such Member's Capital Account (as defined in Section 8.2) as of the end of the relevant fiscal year or at any time, after giving effect to the following adjustments:

(a)

Credit to such Capital Account any aLOInt which such Member is obligated to restore pursuant to 'Section I.704-I(b)(2)(ii)(c) of the Regulations and/or ally provision of this Agreement or is deemed obligated to restore pursuant to the penultimate sentence of Sections 1. 704-2(g)(1) and 1. 704-2(i)(5) of the Regulations; and

(b)

Debit to such Capital Account the items described in Sections 1.7041

(b)(2)(ii)(d)(4), I.704-1(b)(2)(ii)(d)(5), and 1.704-1 (b)(2)(ii)(d)(6) of the Regulations.

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Section 1.704-I(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

1.4

Affiliate. With respect to any person, (i) in the case of an individual, any relative of such person; (ii) any officer, director, trustee, partner, manager, employee or holder of ten percent (10%) or more of any class of the voting securities of or equity interest in such person; (iii) any corporation, partnership, limited liability company, trust or other entity controlling, controlled by or under common control with such person; or (iv) any officer, director, trustee, partner, manager, employee or holder of ten percent (10%) or more of the outstanding voting securities of any corporation, partnership, limited liability company, trust or other entity controlling, controlled by or under common control with such person.

1.5

Articles. The Articles of Organization of the Company, as properly adopted and amended or restated from time to time by the Members and filed with the Michigan Department of Labor & Economic Growth - Bureau of Commercial Services.

1.6

Assignee. A transferee of a Unit who has not been admitted as a Substitute

Member. Any reference herein to the economic interests of a Member shall be deemed to include the Units owned by an Assignee.

1.7

Company. GVT, LLC, a limited liability company formed under

the laws of the state of StateplaceMichigan, an any successor limited liability company.

1.8

Effective Date. As defined in the Preamble to this Agreement.

1.9

Familv Members. Those persons who are a spouse, child, stepchild, grandchild,

mother or father of a Member, or a trust for their benefit.

1.10 Individual Investors. None

1.11 Initial Members. Means Global Tech International, Inc. and Weldmation, Inc.

1.12 Member. The Initial Members and any Additional or Substitute Members admitted pursuant to Article XIII.

1.] 3 Membership Interests. Shall have the meaning set forth in Article XI.

1.14 Officer. A person who has delegated authority under Article VII to manage certain of the affairs of the Company.

1.15 Regulations. Regulations of the Department of Treasury promulgated under the

Internal Revenue Code of 1986, as amended from time to time.

'

1.16 Substitute Member. An Assignee who has been admitted to all of the rights of membership pursuant to Article XIII.

1.17 "Majority" or "Majority in Interest". Members who, ill the aggregate, have Membership Interests of at least fifty-one percent (51%).

1.18 Transfer. Any sale, exchange, conveyance, disposition, pledge, encumbrance, liquidation or other alienation of a Unit.

1.19 Unit. The smallest unit measure of an ownership interest in the Company, which may be represented by a certificate of interest in the discretion of the Officers.

ARTICLE II FORMATION

2.1

Formation. On October 4, 2008, the Company was formed as a StateplaceMichigan

Limited Liability Company by executing and filing the Articles with the Michigan Department of Labor & Economic Growth - Bureau of Commercial Services in accordance with the provisions of the Act.

2.2

Name. The name of the Company is Global Venture Technologies Group, LLC, and all business of the Company shall be conducted under that name or under any other name but in any case only to the extent permitted by applicable law and approved by the Manager.

2.3

Effective Date. This Agreement shall become effective on the Effective Date.

. 2.~

Term: The term of the. Company commenced on October 4, 2008 and .shall continue in perpetuity unless sooner dissolved 10 accordance with the provisions of the Articles, tills Agreement and the Act.

2.5

Registered Office and Agent. The Company's initial registered office shall be at

CityCityaddressStreet31720 Stephenson Highway, CityMadison Heights, CityStateMichigan CityPostalCode48071. The name of its initial registered agent is . The Company may change its registered office and/or registered agent upon the approval of the Manager.

2.6

Principal Office. The principal office of the Company shall be located at 31720

CityCityaddressStreetStephenson Highway, CityMadison Heights, CityStateMichigan CityPostalCode48071, or at such other location as the CoManagers may determine.

ARTICLE III BUSINESS OF THE COMPANY

3.1

Business of the Company. The purpose for which the Company is organized is to engage in any activity permissible under the Act. Notwithstanding this general purpose, the Company has been organized to function and transact business as described, and for the purposes and activities described, in the LOI between the parties, attached hereto as Exhibit F and made a part hereof, as th'e same may hereafter be modified, in whole or in part, with the written consent of both Co-Managers hereunder (with the understanding that such LOI shall act simply as general preliminary roadmap of the anticipated business activities and functions of the Company and its Members and Managers), and for any other lawful purpose or purposes not specifically prohibited by the laws of the State of Michigan. The Company shall have tile authority to do all things necessary or convenient to accomplish its purposes and operate its business as described in this Article III.

ARTICLE IV ACCOUNTING AND RECORDS

4.1

Accounting Period. The Company's accounting period shall be the calendar year.

.,..' .•..•.•

4.2

Records to be Maintained.

(a) The Company shall maintain records at its registered office as required by the Act, including:

(i)

A current list of the full name and last known address of each Member and

Manager.

(ii)

A copy of the Articles, together with m1Y amendments and restatements thereto.

(iii)

Copies of the Company's federal, state, and local tax returns and reports,

if any, for the three most recent years.

(iv)

Copies of any financial statements of the Company for the three most recent years.

(v)

Copies of operating agreements, including this Agreement.

(vi)

Copies of records that would enable a Member to determine the Member's relative shares of the Company's distributions and its relative voting rights.

(b) A Member may, at the Member's own expense, inspect and copy any Company record upon reasonable request during ordinary business hours in accordance with the Act.

4.3

Accounts, The Officers shall maintain a record of Capital Accounts for each

Member in accordance with Article VIII.

ARTICLE V

NAMES AND ADDRESSES OF EXISTING MEMBERS

The names and addresses of the Members are set forth at the beginning of this Agreement.

ARTICLE VI MEMBERS

6.1

Member Voting Rights. All Members who have not withdrawn or otherwise ceased to be a Member will be entitled to vote on all of the following matters, as well as such other matters as the Manager, in his discretion, may submit to a vote of the Members:

(a)

the continuation of the Company after a "Dissolution Event" (as such term is defined in Section 12.1 hereof);

(b)

the sale, exchange, lease or other transfer of all or substantially all of the assets of the Company, in a single transaction or a series of related transactions;

(c)

the admission of Additional or Substitute Members;

(d)

the dissolution of the Company;

(e)

the approval of the Company's annual budget,

(f)

the approval of deviation of greater than 15% from any specific budget category;

(g)

any action to reduce or eliminate an obligation to make a contribution to the capital of the Company;

(h)

a merger of the Company with another entity or a merger of another entity with the Company;

(i)

the sale, lease, exchange or other disposition of all or substantially all of the

Company's property and assets;

G)

to cause the Company to be a party to any merger, exchange or acquisition;

(k)

to amend or restate the Articles of Organization or this Agreement;

(1) to borrow money or otherwise commit the credit of the Company in an amount exceeding, in anyone instance $50,000 or, in an amount that, at the time of the borrowing or commitment, would result in aggregate indebtedness and/or committed credit in excess of the amount established by the Members in the then-current annual operating budget of the Company;

(m)

to commit the Company to any guaranty of the obligations of any third party;

(n) except in. connection with borrowings and credit commitments within the authority of the Manager as authorized in accordance with this Agreement, to encumber the assets of the company, including without limitation by any mortgage, deed of trust, trust indenture, pledge or security interest (other than a purchase money security interest or consignment agreement);

(0) to enter into any agreement to provide goods and/or services for gross annual revenues (actual or anticipated) in excess of $50,000 (each, a "Major Customer Contract"), or terminate or agree to the termination of any Major Customer Contract);

(P) to cause or allow the Company to make an annual cash distribution to a Member in an aggregate amount more or less than the annual amount otherwise required to be distributed to such Member under Article IX;

(q) to enter into any agreement to provide goods and/or services where any Member reasonably believes that any of the terms or conditions of the agreement create unacceptable commercial risks, including but not limited to assumption of consequential or indirect damages of a commercial nature (such as a customer's loss of profits or goodwill), uncapped liability for damage or loss to a customer's goods or products, or indemnification for a customer's own negligence;

(r)

to fundamentally change the nature of the business of the Company;

(s)

to confess any judgment against the Company; or

(t)

to take any action that makes it impossible for the Company to carry out its business as described in Article III.

Except as expressly provided in this Agreement, the Articles or the Act, the Members shall have no right or power to vote on or consent to any matters not specifically approved and put to a vote or consent of the Members by the Manager.

6.2

Meetings and Notice. Any Member or Members with at least 25% of the

Membership Interests may call a meeting of the Members for any reasonable time at any reasonable place, upon at least five (5) days' notice to all the Members. Notice of a meeting need not be given to any member who signs a waiver of notice in writing, whether before or after the meeting. The notice shall state the nature of the business to be transacted and the matters, if any, upon which the Members will be requested to vote; provided, however, action may be taken on any matter to be brought before the meeting regardless of whether set forth in the notice. A notice of a meeting requiring a vote shall be in writing. Notice by electronic mail shall be deemed an authorized writing provided there is a return reply accepting or denying meeting or notice of waiver/proxy.

6.3

Ouorum, Except as otherwise required by the Act or the Articles, the presence of

Members, either in person or by proxy, owning a Majority of the Membership Interests in the Company at a meeting shall be sufficient to constitute a quorum for the transaction of business. Regardless of whether a quorum is present, the meeting may be adjourned by a vote of the Members present. The Members present in person or by proxy at such meeting may continue to do business until adjournment, notwithstanding the withdrawal of Members with a sufficient membership interest to leave less than a quorum. At the adjourned meeting at which the requisite quorum shall be represented, any business may be transacted which might have been transacted at the meeting as originally notified.

6.4

Member to Vote in Person or by Proxy. A Member entitled to vote at a meeting of Members or to express consent or dissent without a meeting shall be entitled to vote in person, or by proxy appointed by an instrument in writing authorizing other persons to act. A proxy shall be signed by the Member or authorized agent or representative thereof and shall not be valid after the expiration of three (3) years from its date unless otherwise provided.

6.5

Action by Written Consent. Any action required or permitted to be taken at a meeting of Members may be taken without a meeting, without prior notice and without a vote, if consents in writing, setting forth the action so taken, are signed by all of the Members.

6.6

Liability of Members. Unless provided by law or expressly assumed, a person who is a Member or a Manager, or both, shall not be liable for the acts, debts, obligations or liabilities of the Company, including those under judgment, decree or court order.

6.7

Indemnification. The Company shall indemnify the Members, the Co-Managers and the Officers as provided in Article XIV hereof.

6.8

No Authority to Commence Civil Suit. No Member, other than a Member who is a Manager, shall have the authority to commence and maintain a civil suit in the right of the Company, and no such civil suit shall be commenced and maintained in the right of the Company, except upon the approval of the Manager or as provided in Section 510 or 515 of the

Act.

..

6.9

Representations and Warranties. Each Member hereby represents and warrants to each other Member, to each Manager and to the Company that:

(a)

such Member has full power and authority to execute and deliver the Articles and this Agreement, and to perform his or her obligations hereunder and thereunder;

(b)

all actions necessary for the due authorization, execution, delivery and performance by such Member of the Articles and this Agreement have been duly taken and no consent or approval of, or filing with or notice to, any person, entity or governmental authority is required therefor;

(c)

such Member's execution, delivery and performance of the Articles and this

Agreement does not violate any other agreement or instrument to which such Member is a party or by which his or her property is bound;

Cd)

Member;

this Agreement and the Articles have been duly executed and delivered by such

(e)

this Agreement is the legal, valid and binding obligation of such Member enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy) insolvency or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity);

(f)

no broker, finder or other intermediary has been retained or is entitled to any commission or other payment of any kind or character in connection with the entry by such Member into this Agreement or the transactions contemplated hereby, including, but not Limited to, such Member becoming a Member of the Company;

(g)

such Member acknowledges and agrees that the Membership Interest (as defined below) of such Member has not been registered under the Securities Act of 1933, as amended (the "Securities Act"), the Michigan Uniform Securities Act CMUSA") or the securities laws of any other state and such Membership Interest is being issued by the Company in reliance upon exemptions from such registration and that the Membership Interest may not and will not be sold, assigned, transferred or otherwise disposed of by such Member without such registration under the Securities Act, MUSA and any other applicable state securities laws or an exemption from such requirements (in addition to any other conditions or requirements set forth elsewhere in this Agreement); and

(h)

such Member is acquiring his or her Membership Interest for investment and for his or her own account and not with any view to any sale, assignment, transfer or other disposition thereof.

6.10 Dealing With the Company. The Members and Managers, and any Affiliates thereof, shall have the right to contract and otherwise deal with the Company with respect to the sale or lease of real and/or personal property, the rendition of services, the lending of money, and for other purposes, and to receive the purchase price, costs, fees, commissions, interest, compensation and/or other amounts and/or other forms of consideration in connection therewith, as the Manager may determine, without being subject to claims for self-dealing; provided, however, notwithstanding anything contained in this Agreement to the contrary, no Member or Manager, or Affiliate thereof, shall have the right to vote on, or participate in, the decision concerning the Company's dealing with such Member or Manager or his Affiliate pursuant to this Agreement

6.11 Independent Activities. Any Member may, notwithstanding the existence of this Agreement, engage in whatever other activities such Member chooses without having or incurring any obligation to offer any interest in such activity or activities to the Company or any other party to this Agreement, so long as such business interest or venture does not compete directly with the business of the Company, or involve a contract requiring a certified Service Disabled Veteran Owned Small Business ("SDVOSB") designation; provided, however, upon obtaining the prior written consent of the other Member(s) which shall be granted or denied, in writing, within ten (10) business days of receipt of such written request by a Member from any other Member (failing which notice of consent of denial thereof, the request of the Member shall be deemed approved), a Member may engage in a separate business interest or venture requiring an SDVOSB designation.

6. I 2 Reimbursements to the Members and Affiliates. No Members or any Affiliate of a Member shall be reimbursed by the Company for any costs and/or expenses paid or incurred by them for or on behalf of the Company, unless such costs and/or expenses have been included in the Company's annual operating budget approved in accordance with Section 6.1 (f) hereof and is of the kind or nature listed on Exhibit E hereto and incorporated herein by reference.

6. 13 Attendance at Meetings. Attendance of a person at a meeting of Members in person or in proxy constitutes waiver of objection to lack of notice or defective notice of the meeting, unless the Member, at the beginning of the meeting, objects to the holding of or the conduct of business at the meeting.

6.14 Participation by Communication Equipment. A Member may participate in a meeting of the Members by a conference telephone or by other similar communications equipment through which all persons participating in the meeting may communicate with the other participants. All participants shall be advised of the communications equipment and the names of the parties in the conference shall be divulged to all participants. Participation in a meeting pursuant to this section constitutes presence in person at the meeting.

6. I 5 Information. In addition to the other rights specifically set forth in this Agreement, each Member is entitled to all information to which that Member is entitled to have access pursuant to Section 503 of the Act under the circumstances and subject to the conditions therein stated, including, without limitation, the books, records of account, business records, the Articles and this Agreement.

ARTICLE VII MANAGEMENT

7.1

General Powers. Except as otherwise provided in this Agreement, including without limitation Section 6.1, the property, affairs, and business of the Company shall be managed by Earl E. Kansier and Mario DiNello (the "Co-Managers" or "Managers"), and the Co-Managers may together exercise all of the powers of the Company, whether derived from law, the Articles or otherwise. The Managers, however, may also, in writing, appoint one or the other of them 10 exercise alone certain of the specific powers of the Managers hereunder, subject to the termination, at any time, of such authority by the granting Co-Manager, by written notice thereof to the other Co-Manager. All acts of and decisions for the Company shall require the written consent and approval of the Co-Managers, unless they have otherwise agreed between themselves, in writing, to an alternative approval process. The Managers shall also cause to be prepared for the Members at least annually, at the Company's expense, financial statements of the Company and it subsidiaries, prepared in accordance with generally accepted accounting standards consistently applied and audited by a recognized accounting firm. The financial statements so furnished shall include a balance sheet, statement of income or loss, statement of cash flows, and statement of Members' equity. In addition, the Mangers within 30 days after the end of each calendar year quarter, shall provide the Members, on a timely basis, copies of the Company's quarterly financial statements. Each of the Members shall act only as a member under the Act, and the Members shall have no managerial power unless explicitly recognized by this Agreement. Except as otherwise required under Article VI hereof and in this Section below, the Managers collectively have the power, on behalf of the Company, to do all things necessary or convenient to carry out the daily business operations of the Company, including without limitation the power to:

(a)

purchase, lease or otherwise acquire any real or personal property, provided such matters are contained as line item expenditures in the annual budget of the Company;

(b)

sell, convey, mortgage, grant a security interest in, pledge, lease, exchange or otherwise dispose of or encumber any real or personal property;

( c)

open one or more depository accounts and make deposits in such accounts;

(d)

borrow money or incur liabilities or other obligations;

(e)

enter into any and all agreements and execute any and all contracts, documents and instruments;

(f)

engage employees and agents, define their respective duties and establish their respective compensation or remuneration;

(g)

obtain insurance covering the business affairs and property of the Company and on the lives and well being of its Members, employees and agents;

Notwithstanding the foregoing, the Manager shall provide prior written notice to the Members prior to taking such actions listed in' subsections (a), (b), and (d-g) above.

7.2

Term of Office and Compensation. The Managers shall hold office until death,

incapacity or resignation. The election of a person as a Manager does not of itself create any contract rights. The Managers shall be entitled to reasonable compensation for activities conducted in their roles as Co-Managers. Upon the death, incapacity or resignation/termination of Earl E. Kansier,as Co-Manager of the Company, Weldmation shall appoint another individual to succeed him as Co-Manager hereunder, and upon the death, incapacity or resignation/termination of Mario DiNello, as Co-Manager of the Company, Global Tech. shall appoint another individual to succeed him as Co-Manager hereunder.

7.3

Limitation of Authority of Members. No Member (other than a Member who is a

Manager or Officer) has the authority or power to act for or on behalf of the Company, to do any act which would be binding on the Company or to incur any expenditures on behalf of the Company. The Managers and Officers, to the extent authorized by the Managers, have all of the agency authority described in Section 406 of the Act.

7.4

Resignation and Removal of Managers. The Managers may resign at any time by delivering a written resignation to the Members and such resignation shall be effective upon receipt thereby or at a subsequent time as set forth in the notice of resignation.

7.5

Vacancies. If a Manager vacancy shall occur by reason of death, incapacity,

resignation, or removal of a Manager or otherwise, the vacancy shall be filled as provided in Section 7.2 above.

7.6

Committees. The Managers may designate one or more committees, each committee to consist of one or more of the Members. The Managers may designate one or more Members as alternate members of a committee, who may replace an absent or disqualified committee member at a meeting of the committee. The Managers may also appoint nonMembers to a committee, except for the executive committee, if one be created, which shall consist solely of Members. A committee, and each member thereof shall serve at the pleasure of the Managers.

7.7

Officers. The Company may have one or more officers who shall be appointed by the Managers, and who shall have the title, authority, and duties as authorized or directed by the Managers ("Officer"). An officer shall hold office for the term for which appointed and until his successor, if any, is appointed and qualified, or until his resignation or removal.

7.8

Removal of Officers. An Officer appointed by the Managers may be removed by the Managers with or without cause. The removal of an Officer shall be without prejudice to his or her contract rights, if any. The appointment of an Officer does not of itself create any contractual rights. An Officer may resign by written notice to the Company, which notice shall be effective upon receipt by the Company at such subsequent time as may be specified in the notice of resignation. Vacancies in any office may be filled by the Managers.

7.9

Discharge of Duties~ Reliance on Reports. A Manager or Officer shall discharge his or her duties as a Manager or Officer in good faith, with the care an ordinarily prudent person in a like position would exercise under similar circumstances and in a manner he or she reasonably believes to be in the best interests of the Company. In discharging his or her duties, a Manager or Officer may rely on information, opinions, reports or statements, including financial statements and other financial data, if prepared or presented by any of the following:

(a)

One or more other Officers, Members or employees of the Company whom the

Manager or Officer reasonably believes to be reliable and competent in the matter presented.

(b)

Legal counsel, professional accountants, engineers, or other persons as to matters the Manager or Officer reasonably believes are within the person's professional or expert competence.

(c)

A committee of Members or Officers of which he or she is not a member if the

Manager or Officer reasonably believes the committee merits confidence.

A Manager or Officer is not entitled to rely on the information, opinions, reports, or statements set forth in this section if the Manager or Officer has knowledge concerning the matter in question that makes reliance otherwise permitted by this provision unwarranted. A Manager or Officer is not liable for an action taken as a Manager or Officer or the failure to take any action if he or she performs the duties of his or her office in compliance with this section.

7.10 Accountable as Trustee. The Managers and Officers shall account to the Company and hold as trustees for it any profit or benefit derived by the Managers or Officers from any transaction connected with the conduct or winding up of the Company or from any personal use by any Manager or Officer of the Company's property.

7.11 Indemnity. A Manager shall not be liable to the Company or the Members (and the Membership Interest of the Manager shall be free of any claims by the Company or any of the Members) by reason of any act performed for or on behalf of the Company or in furtherance of the Company business, or any omission to act, except for acts and omissions that constitute fraud or bad faith or willful misconduct. The Company shall, to the extent of its assets and the proceeds of any insurance purchased under this Section 7.11, and only to the extent of its assets and such insurance proceeds, indemnify, defend and hold harmless a Manager from any claim or liability, and from any loss, cost or expense, including but not limited to attorneys' fees and court costs, which may be asserted against, imposed upon or incurred by a Manager, by reason of any act performed for or on behalf of the Company or in furtherance of the Company business, or any omission to act, except for acts or omissions that constitute fraud, bad faith, willful misconduct or the reckless disregard of such Manager's duties as Manager under this Agreement. The Company shall have the right to purchase insurance for the purpose of indemnifying the Managers pursuant to the provisions of this Section 7.11.

7.12 Authority to Execute Documents. All deeds, documents, contracts, agreements, bonds, debentures, notes, obligations, evidences of indebtedness, checks, drafts and other instruments requiring execution by the Company shall be executed and delivered by the Managers or such other person or persons as the Managers may collectively authorize, in writing. All funds of the Company not otherwise employed shall be deposited to the credit of the Company in such financial institutions as designated by the Managers. The Managers may execute or cause to be executed, in the name and on behalf of the Company, as the holders of stock or other securities in any entity, all written proxies, powers of attorney or other written instruments as the Managers may deem necessary for the Company to exercise such powers and rights.

ARTICLE VIII CONTRIBUTIONS AND CAPITAL ACCOUNTS

8.1

Capital Contributions. The Members shall make the capital contributions to the Company as set forth on Exhibit "A" attached, which contributions shall be paid within 10 days of the date of this Agreement, or if in the form of services to be provided by a Member to the Company, as otherwise provided for in Exhibit D and updated from time to time in writing. Services may be contributed as all or part of any Member's capital contribution to the extent permitted under Sections 301 and 302 of the Act. The respective rights of each Member in the Company, including, without limitation, the right to receive distributions of the Company's assets shall be as referenced in Exhibit B attached as may be adjusted from time to time only by way of a unanimous consent of the Members.

8.2

Capital Account. "Capital Account" means an account that shall be maintained for each Member and which, as of any given date, shall be an amount equal to the sum of the following:

(a)

The aggregate amount of cash that has been contributed to the capital of the

Company as of such date by or on behalf of such Member; plus

(b)

The value of any property or services other than cash that has been contributed to the capital of the Company as of such date by such Member and the amount of liabilities assumed by any such Member under Section 1.752 of the Regulations or which are secured by any Company property distributed to such Member; plus

(c)

The aggregate amount of the Company's net profit that has been allocated to such

Member as of such date pursuant to the provisions of Article IX or any items of income or gain which are specifically allocated to such Member or other positive adjustments required by the Regulations and. which have not been previously taken into account in calculating Capital Accounts; minus

(d)

The aggregate amount of the Company's net loss that has been allocated to such member as of such date pursuant to Article IX and the amount of any item of expense deduction or loss which is specially allocated to such Member; and minus

(e)

The aggregate amount of cash and the value of all other property (as of the date of distribution) that. has been distributed to or on behalf of such Member and the amount of any liabilities of such Member assumed by the Company under Section 1.752 of the Regulations or which are secured by any property contributed by such Member to the Company and other negative adjustments required by the Regulations.

The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Section 1.704-1(b) of the Regulations, and shall be interpreted and applied in a manner consistent with such regulations.

8.3

Additional Capital Contributions. No Member shall be required to advance or contribute any additional funds to the Company, unless otherwise approved, in writing, by all of the Members.

8.4

Failure to Make Additional Contribution.

 Upon the failure by a Member to

make the full amount of any additional capital contribution described in Section 8.3, the Membership Interests of the Members shall be reallocated so that the noncontributing Members' percentage interests in the Company shall be reduced as provided herein to reflect the failure to make the required capital contribution, and the Members making such contributions shall be allocated a percentage interest in the Company to equitably reflect such contribution.

8.5

Contribution Returns. A Member is not entitled to the return of any part of the

Member' 5 capital contributions or to be paid interest in respect of either the capital account or the capital contributions. An unrepaid capital contribution is not a liability of the Company or of any Member. A Member is not required to contribute or to lend any cash or property to the Company to enable it to return any Member's capital contribution.

8.6

Loans by Members. Should the Company lack sufficient cash to pay its obligations as they mature, any Member may, if so requested by the Managers, agree to loan/advance all or part of the needed funds to or on behalf of the Company, subject to the written approval of the Managers, as to the terms and conditions of any such loan/advance. An advance described in this Section shall constitute a loan from the Member to the Company, shall bear interest at the interest rate agreed to by the Managers and the lending Member from the date of the advance until the date of payment, and shall not be deemed to be a capital contribution by the lending Member to the Company.

ARTICLE IX ALLOCATIONS AND DISTRIBUTIONS

9.1

Allocations of Net Profit and Net Loss.

(a)

The Company's net profits and losses for each tax year (including gains and losses resulting from sales, financings or refinancing) shall be allocated shall be allocated among the Members in accordance with their proportional Membership Interests.

(b)

Net loss allocated pursuant to Section 9.1(a) shall not exceed the maximum amount of net loss that can be so allocated without causing any Member to have an Adjusted Capital Account Deficit at the end of any fiscal year. In the event some but not all of the Members would have Adjusted Capital Account Deficits as a consequence of an allocation of net loss pursuant to Section 9.1(a) hereof, the limitation set forth in this Section 9.1(b) shall be applied on a Member by Member basis so as to allocate the maximum permissible net loss to each Member under Section 1.704-1(b)(2)(ii)(d) of the Regulations.

9.2

Distribution of Assets. If the Company at any time distributes any of its assets in kind to any Member, the Capital Account of each member shall be adjusted to account for that Member' s allocable share of the net profits or net losses that would have been realized by the Company had it sold its assets that were distributed at their respective fair market values immediately prior to their distribution.

9.3

Qualified Income Offset. In the event any Member unexpectedly receives any adjustments, allocations, or distributions described in Sections 1.704-1 (b)(2)(ii)(d)(4), 1.704-I(b)(2)(ii)(d)(5), or 1.704-I(b)(2)(ii)(d)(6) of the Regulations, items of Company income and gain shall be specially allocated to each such Member in an amount and manner sufficient to eliminate, to the· 'extent required by the Regulations, the Adjusted Capital Account Deficit of such Member as quickly as possible, provided that an allocation pursuant to this Section 9.3 shall be made only if and only to the extent that such Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article IX have been tentatively made as if this Section 9.3 were not in this Agreement.

9.4

Gross Income Allocation. In the event any Member has a deficit Capital Account balance at the end of any fiscal year that is in excess of the sum of (i) the amount such Member is obligated to restore and (ii) the amount such Member is deemed to be obligated to restore pursuant to the .penultimate sentences of Sections 1.704-2(g)(1)(ii) and 1.704-2(i)(5) of the Regulations, each such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 9.4 shall be made if and only to the extent that such Member would have a deficit Capital Account balance in excess of such sum after all other allocations provided for in this Article IX have been tentatively made as if Section 9.3 and this Section 9.4 were not in this Agreement.

9.5

Section 704(c) Allocation.

(a)

Notwithstanding any other provision of this Agreement to the contrary, any gain or loss and any depreciation or other cost recovery deductions recognized by the Company for income tax purposes in any fiscal year with respect to al] or any part of the Company's property that is required or permitted to be allocated among the Members in accordance with Section 704(c) of the Code and any Regulations promulgated thereunder so as to take into account the variation, if any, between the adjusted tax basis of such property at the time of its contribution and the fait market value of such property at the time of its contribution, shall be allocated to the Members for income tax purposes in the manner so required or permitted.

(b)

Any elections or other decisions relating to such allocations shall be made by the

Officers in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 9.5 are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Member's Capital Account or share of net profit, net loss, other items, or distributions pursuant to any provision of this Agreement.

9.6

Distributions from Cash Flow. Revenues from operations (except revenues resulting from the occurrence of a Major Event) shall be applied and distributed in the following manner and order of priority, in such amounts and at such time or times as the Managers shall determine, in writing (but not less than once per fiscal year for purposes of clause (b) of this Section 9.6 if any Member has incurred income tax liability as a result of Company profits for such fiscal year):

(a)

First, to payment of any and all due and outstanding debts or liabilities, expenses or obligations of the Company, including notes payable, operating expenses and interest expenses;

(b)

Second, to each Member in such amount as is necessary for such Member to satisfy his or her income tax liability attributable to the amount of any profits allocated to such member in accordance with this Article IX;

(c)

Third, to the establishment of any reserves deemed necessary by the Managers for

(i) working capital requirements of the Company; or (ii) any contingent or unforeseen liabilities of the Company;

(d)

Fourth, any rernammg Revenues shan be distributed to the Members 111 accordance with their proportional Membership Interests.

9.7

Distributions Upon a Major Event. Upon the occurrence of a Major Event (as defined herein), distributions, as and when determined by the Managers, shall be made as follows:

(a)

First, to payment of any and all due and outstanding debts or liabilities, expenses or obligations of the Company, including notes payable, operating expenses and interest expenses; and

(b) Member.

Second, to each Member in proportion to the Membership Interests of such

A "Major Event" shall mean the sale, transfer or disposition of substantially all of the assets or business of the Company or the recapitalization of the Company whereby the Company receives cash. and distributes all or part of such cash to its Members.

9.8

Limitations on Distributions. No distribution shall be made to Members if the same is prohibited by any provision of the Act.

ARTICLE X TAXES

10.1

Elections. The tax matters partner shall make such tax elections for the Company as the Manager shall authorize from time to time.

10.2 Taxes of Taxing Jurisdictions. To the extent that the laws of any taxing jurisdiction having jurisdiction over a Member or the Company so require, upon request by the Managers, each affected Member will submit an agreement indicating that the Member will make timely income tax payments to the taxing jurisdiction and that the Member accepts personal jurisdiction of the taxing jurisdiction with regard to the collection of income taxes attributable to the Member's income, and interest and penalties assessed on such income. If the Member fails to, provide such. agreement, the Company may withhold and pay over to such taxing jurisdiction the amount of any tax, penalty and interest determined under the laws of the taxing jurisdiction with respect to such income. The Managers may, where permitted by the rules of any taxing jurisdiction, file a composite, combined or aggregate tax return reflecting the income of the Company and pay the tax, interest and penalties of some or all of the Members on such income to the taxing jurisdiction. Any payments by the Company of tax and penalty or interest with respect to the income of a Member shall be treated as a distribution to such Member for purposes of Article IX.

10.3 Tax Matters Partner. The Members hereby designate Mike Sullivan as the 'Tax Matters Partner" of the Company pursuant to Section 6231 (i.) (7) of the Code (the "Tax Matters Partner"). Any person designated as Tax Matters Partner shall take such action as may be necessary to cause each Member to become a "notice partner" within the meaning of § 6223 of the Code, Any Member who is designated as the tax matters partner may not take m1Y action contemplated by Sections 6222 through 6223 of the Code without the consent of all of the Managers then in office.

10.4 Method of Accow1ting, The records of the Company shall be maintained on the cash or accrual methods of accounting, as shall be determined by the Co-Managers, in writing.

ARTICLE XI MEMBERSHIP INTERESTS

11.1 Membership Interests. Each Member's ownership interest in the Company (each a "Membership Interest" and collectively the "Membership Interests") shall be as described on Exhibit A. The Membership Interest of a Member shall be calculated by dividing the number of Units owned by such Member by the total Units held by all of the Members. Assignees and, in the case of approvals to withdraw where consent of the remaining Members is required, disassociating Members, shall not be considered Members for purposes of calculating the Membership Interests of the Members.

ARTICLE Xll DISSOLUTION AND WINDING UP

12.1

Dissolution. The Company is dissolved and its affairs shall be wound up when the first of the following occurs:

(a)

at the time specified in the Articles;

(b)

upon the happening of an event specified in the Articles or this Agreement as causing dissolution, including a vote of Members;

(c)

intentionally deleted

(d)

upon the entry of a decree of judicial dissolution.

12.2 Certificate of Dissolution. Upon the dissolution and commencement of winding up the Company, a certificate of dissolution shall be duly executed and filed with the Michigan Department of Consumer and Industry Services containing the information required by the Act.

12.3 Winding Up. Except as otherwise provided in the Articles, this Agreement or Section 805 of the Act, the Managers who have not wrongfully dissolved the Company may wind up the Company's affairs. The Managers who are winding up the Company's affairs shall continue to function, for the purpose of winding up, in accordance with the procedures set by the Act, the Articles, and this Agreement, shall be held to no greater standard of conduct than that described by Section 404 of the Act and shall be subject to no greater liabilities than would apply in the absence of dissolution. The Company may sue and be sued in its name and process may issue by and against the Company in the same manner as if dissolution had not occurred. An action brought by or against the Company before its dissolution does not abate because of the dissolution.

12.4 Liquidation and Termination. Upon dissolution of the Company, the Managers shall collectively serve as liquidator. The liquidator shall proceed diligently to wind up the affairs of the Company and make [mal distributions as provided herein and in the Act. The costs of liquidation shall be borne as a Company expense. Until final distribution, the liquidator shall continue to operate the Company properties with all of the power and authority of the Managers and the Officers. The steps to be accomplished by the liquidator are as follows:

(a)

As promptly as possible after dissolution and again after [mal liquidation, the liquidator shall cause a professional accountant to make a proper accounting of the Company's assets, liabilities, and operations through the last day of the calendar month In which the dissolution occurs or the final liquidation is completed, as applicable.

(b)

The liquidator shall cause the notice described in Section 806 of the Act to be mailed to each known' creditor of and claimant against the Company and the notice described in Section 807 of the Act to be published in the manner described therein.

(c)

The assets shall be distributed in accordance with Section 808 of the Act, except as set forth in (d) below.

(d)

The distribution of assets to the Members shall be as follows:

(i) The liquidator may sell any or all Company property, including to Members, and any resulting gain or loss from each sale shall be computed and allocated to the Capital Accounts of the Members;

(ii) With respect to all Company property that has not been sold, the fair market value of that property shall be determined and the Capital Accounts of the Members shall be adjusted to reflect the manner in which the unrealized income, gain, loss, and deduction inherent in property that has not previously been reflected in the Capital Accounts would be allocated among the Members if there were a. taxable disposition of that property for the fair market value of that property on the date of distribution; and

(iii) Company property shall be distributed among the Members in accordance with the positive Capital Account balances of the Members, as determined after taking into account all Capital ACCOWlt adjustments for the taxable year of the Company during which the liquidation of the Company occurs (other than those made by reason of this clause (iii)); and those distributions shall be made by the end of the taxable year of the Company during which the liquidation of the Company occurs (or, if later, 90 days after the date of the liquidation).

All distributions in kind to the Members shall be made subject to the liability of each distributee for costs, expenses and liabilities theretofore incurred or for which the Company has committed prior to the date of termination and those costs, expenses and liabilities shall be allocated to the distributee pursuant to this Section. The distribution of cash and/or property to a Member in accordance with the provisions of this Section constitutes a complete return to the Member of his or her capital contributions and a complete distribution to the Member of his or her Membership Interest and all the Company's property and constitutes a compromise to which all Members have consented within the meaning of Section 808(1)(c) of the Act.

12.5 Deficit Capital Accounts. Notwithstanding anything to the contrary contained in this Agreement, and notwithstanding any custom or rule of law to the contrary, to the extent that the deficit, if any, in the Capital Account of any Member results from or is attributable to deductions and losses of the Company (including non-cash items such as depreciation), or distributions of J money pursuant to this Agreement to all Members in proportion to their respective Membership Interests, upon dissolution of the Company such deficit shall not be an asset of the Company and such Members shall not be obligated to contribute such amount to the Company to bring the balance of such Member's Capital Account to zero.

ARTICLE XIII

TRANSFERS, RIGHT OF FIRST REFUSAL, AND ADMISSION OF NEW MEMBERS

No Member shall encumber, transfer, or dispose of any Units of the Company which such Member now owns, or hereafter acquires, except as follows:

13.1 Transfer with Consent of Majority in Interest. Any Member desiring to dispose of his or her Units may do so with the written consent of a Majority in Interest prior to such disposition, so long as said transfer will not negate the SDVOSB status of the Company as referenced in Section 6.11.

13.2 Voluntary Transfer, Third Party Offer.

13.2.1 In the absence of written consent, and in the event a Member receives a bona fide written offer (the "Offer") acceptable to it for the purchase of all or a portion of its Units, such Member (the "Offering Member") must give prior written notice by registered mail to the other Members and to the Company of its intention to make such disposition, which notice must include a complete copy of such written Offer. The other Members shall thereupon have the option within thirty (30) days following receipt of such notice to purchase any or all of such Units (the "Offered Units"). The election to exercise the option shall be made, in writing, and mailed by registered mail to the Offering Member. If the election to purchase is exercised, the purchase price to be paid by the other Members shall be the price contained in the Offer as set out in such notice of the Offering Member.

13.2.2 In the event all of the Units so offered are not purchased by the other Members, then the option in favor of such Members shall be deemed to be waived and the Company shall then have the right, to be exercised within five (5) days after the expiration of the 30-day period referred to above, to purchase all of the Offered Units. If the Company does not exercise its right to purchase the Offered Units, the Offering Member may, within sixty (60) days after expiration of all option periods described above, sell them pursuant to the Offer, subject to any restrictions on' transfer as contained herein, including, but not limited to, restrictions concerning compliance with all state and federal securities laws. The Offering Member shall not have the right to sell such Units after expiration of the sixty (60) day period without again offering the Units as set forth in this Section 13.2.

13.2.3 The restrictions of this Section 13.2 shall not apply to a Transfer by a Member to a Family Member provided that any such transferee shall be bound by the terms of this Agreement in every respect as though such transferee(s) were the transferor.

13.2.4 No transfer which is made by a Member, and which is subject to tins Section 13, shall be deemed to confer on the transferee any rights as a Member of the Company, except the right to receive the economic benefits as a transferee of Units. The admission of a transferee as a voting Member of the Company shall be governed solely by the terms of Section 13.4 hereof.

13.3 Conditions of Transfer. No transferee of any Units will become an Assignee, until each of the following conditions has been satisfied;

(a)

The transferor Member must have executed a written instrument of transfer of such Units in form and substance satisfactory to the Officers;

(b)

The transferor Member and the Assignee must have executed a written agreement,

in form and substance satisfactory to the Officers, to indemnify and hold the Company and the non-transferring Members harmless from and against any expense, loss or liability arising out of the Transfer;

(c)

The transferor Member must have executed a written agreement, in form and substance satisfactory to the Officers, acknowledging the termination of all of the transferor's rights and interests as a Member of the Company, or otherwise hereunder, effective immediately upon the Transfer;

(d)

Upon request by the Managers, the transferor must have delivered to the

Company a written opinion of counsel for the Company or of other counsel reasonably satisfactory to the Managers (which opinion shall be obtained at the expense of the transferor) that such Transfer will not result in (i) a violation of applicable law or this Agreement, (ii) the Company being classified as an association taxable as a corporation, (iii) the Company being deemed terminated pursuant to Section 708 of the Code or any comparable future section of the Code; or (iv) registration of the transaction or the Units under applicable federal and state securities laws;

(e)

Unless otherwise waived, in writing, by the Managers, the Assignee or transferor must have paid all expenses incurred by the Company in connection with the Transfer and the admission of the Assignee to the Company as a Member; and

(f)

The Transferor shall not be in breach of this Agreement at the time of the

Transfer.

13.4 Admission to Membership of Assignees and Additional Members.

(a)

Except as set forth in Section 13.4( c) below, the Assignee of a Unit has no right to vote or otherwise participate in the management of the business and affairs of the Company or to become a Member. The Assignee is only entitled to receive distributions and return of his or her Capital Account-and to be allocated the Profits and Losses attributable to his or her Units.

(b)

An Assignee of a Unit shall be admitted as a Substitute Member and entitled to all the rights of the Member who initially assigned the Units only upon approval by a Majority in Interest. The Members may grant or withhold the approval of such admission for any Assignee in their sole and absolute discretion. If so admitted, the Assignee must execute and deliver the joinder agreement attached hereto as Exhibit C to assume all of the duties and obligations of the transferor Member under this Agreement and to be bound by and subject to all of the terms and conditions of this Agreement. Once admitted, the Substitute Member shall have all the rights and powers and is subject to all the restrictions and liabilities of the Member originally assigning the Units. The admission of a Substitute Member, without more, shall not release the Member originally assigning the Units from any liability to the Company that may exist prior to such admission.

(c)

Notwithstanding Sections 13.4(a) and (b) hereof, an Assignee shall be admitted as a Member of the Company without the consent of the Managers or any of the other Members if the Assignee is an Affiliate of the Transferor or a Family Member of the Transferor, so long as said transfer will not negate the SDVOSB status of the Company as referenced in Section 6.11.

(d)

The Managers may, in writing, propose the admission of Additional Members and determine the Capital Contributions of such Members. Notwithstanding the foregoing, an Additional Member may not become a Member, unless and until approved by a Majority in Interest.

13.5 Transfer by a Member in Violation of this Agreement.

13.5.1 If any of the Units belonging to any Member (referred to for purposes of this paragraph as the "Transferor") is transferred involuntarily or voluntarily in violation of this Agreement (whether to a receiver of the Transferor, a Trustee in bankruptcy, a secured creditor, a purchaser at any creditor's sale or court sale, the guardian of the estate of an incompetent Transferor, the spouse or former spouse of a Transferor pursuant to any divorce or property settlement proceedings or any other person or entity (a "Transferee"), the Company or the other Member(s) shall have the option to purchase any or all of the Units transferred to a Transferee by serving written notice upon the Transferor and the Transferee within forty-five (45) days of notice of such involuntary transfer, which notice shall be given promptly by the Transferee to the Company and to the Members. The purchase price for the purchase of each Unit purchased pursuant to this Section 13.5 shall TBD times the Average Net Revenue of the Company divided by the total number of Units issued and outstanding as of the date of the Transfer. For purposes hereof, "Average Net Revenue" means the average of the Company's three most recent years Net Revenue. "Net Revenue" means the revenue of the Company after provision has been made for federal, state, local, municipal and other taxes.

13.5.2 In the event that all of the Transferor's Units so offered are not purchased by the Company or other Member(s), all of the restrictions imposed herein shall remain with regard to any Units not purchased and retained by the Transferee.

13.6 Endorsement on Unit Certificate. Any certificates for Units issued by the Company which are owned by the Members or their transferees shall be or are presently endorsed with a statement in substantially the following form:

The Units represented by this Certificate have not been registered under the Securities Act of 1933 in reliance upon Section 4(2) thereof. The Units represented by this Certificate further have 110t been registered under any applicable state securities laws, in reliance upon exemptions contained therein. These Units have been acquired for investment and not with a view to distribution or resale, and may not be subject to a security interest, pledged, hypothecated, or otherwise transferred without (i) an effective registration statement for such Units under the Securities Act of 1933, or an opinion of counsel for the Company that registration is not required under such Act, and (ii) an effective registration statement for such Units under applicable state securities laws, or an opinion of counsel for the Company that registration is not required under such laws. The Units represented hereby are also subject to, and transfer of such Units is restricted by, the terms of the Company's Operating Agreement, a copy of which is on file with the Company, and no Units may be transferred, pledged or even sold other than in accordance with such Agreement.

13.7 Encumbrance of Units. No Member shall be permitted to pledge, mortgage, create a security interest in, or otherwise encumber any of the Units owned by such Member.

ARTICLE XIV

LIMITATION ON LIABILITY; INDEMNIFICATION

14.1 Limitation of Personal Liability for Managers and Officers. Neither the Managers nor any Officer of the Company shall be personally liable to the Company or its Members for monetary liability for breach of duty established in Section 404 of the Act, except that this provision does not eliminate or limit the liability of a Manager or an Officer for any of the following:

(a) entitled.

The receipt of a financial benefit to which the Manager or an Officer is not

(b) (c) (d)

Liability under Section 308 of the Act.

A knowing violation of law.

An act or omission occurring before the effective date of this Agreement.

Any repeal, amendment or other modification of this Section shall not adversely affect any right or protection of a Manager or an Officer of the Company existing at the time of such repeal, amendment or other modification. If the Act is amended, after this Agreement becomes effective, to authorize action further eliminating or limiting personal liability of managers, then the liability of the Managers and Officers shall be eliminated or limited to the fullest extent permitted by the Act as so amended.

14.2 Indemnification. The Company shall and hereby agrees to indemnify and hold harmless the Managers, and shall and hereby agrees to indemnify and hold harmless a Member, Manager, Officer, employee or agent, who was or is a party or is threatened to be made a party to a threatened, pending or a completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether formal or informal, by reason of the fact that he or she is or was a Member, Manager, Officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, member, manager, partner, trustee employee or agent of another foreign or domestic corporation, partnership, limited liability company, joint venture, trust or other enterprise, whether for profit or not, against expenses, including attorneys' fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding. The Company shall payor reimburse the reasonable expenses incurred by the foregoing indemnities in advance of final disposition of any proceeding(s). A Member, Manager, Officer, employee or agent shall not be entitled to indemnification for actions due to his or her willful misconduct or gross negligence.

14.3 Liability Insurance. The Company shall have the power (to be determined and executed by the Managers) to purchase and maintain insurance on behalf of any person who is or was a Member, Manager, Officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, member, manager, partner, trustee, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person's status as such, whether or not the Company would have the power to indemnify such person against such liability under the provisions of this Article or the Act.

ARTICLE XV AMENDMENT

15.1 Amendments or Modification to this Agreement.

(a) Except as otherwise provided in this Agreement, this Agreement and any provision hereof may be amended or modified from time to time only by a written instrument adopted by the Managers and approved by a Majority in Interest; provided, however, that no modification of the terms of this Agreement that (i) increases or extends any financial obligation or liability of a Member, (ii) alters the method of division of profits and losses for book or tax purposes or a method of distributions made to a Member, (iii) adversely affects a Member's ability to designate Managers or (iv) otherwise adversely affects the obligations or rights of a Member (as a Member) in a manner different from Members holding a Majority of the Membership Interests, shall be effective without the prior written consent of such Member; provided, further, that no amendment to this Section 15.1 that adversely affects the obligations or rights of a Member shall be effective as to any Member, without the prior written consent of that Member.

(b) In addition to any amendments otherwise authorized herein, the Managers may make any amendments to any of the Schedules to this Agreement from time to time to reflect Transfers of Membership Interests and Issuances of (c) Additional Membership Interests. Copies of such amendments shall be delivered to the Members upon execution thereof. Copies of such amendments shall be also delivered to the Managers upon execution thereof.

(d) The Managers shall cause to be prepared and filed any amendment to the Articles that may be required to be filed under the Act as a consequence of any amendment to this Agreement.

Any modification or amendment to this Agreement or the Articles made in accordance with this Section 15.1 shall be binding on all Members and the Managers.

. ARTICLE XVI MISCELLANEOUS PROVISIONS

16.1 Entire Agreement. This Agreement and the Articles together represent the entire agreement among all the Members of the Company.

16.2 No Partnership Intended for Nontax Purposes. The Members have formed the Company under the Act, and expressly do not intend hereby to form a partnership under either the State Uniform Partnership Act nor the State Uniform Limited Partnership Act. The Members do not intend to be partners one to another or partners as to any third party.

16.3 Application of CityplaceStateMichigan Law. This Agreement, the application and interpretation hereof shall be governed exclusively by its terms and the laws of the State of CityplaceStateMichigan and specifically the Act. In the event that any term hereof shall not be enforceable for whatever reason, then the applicable provision of the Act governing the subject matter of such term shall be controlling.

16.4 Execution of Additional Instruments. Each Member hereby agrees to execute such other and further statements of interest and holdings, designations, powers of attorney and other instruments necessary to comply with any laws, rules or regulations.

16.5 Construction. Whenever the singular form is used in this Agreement, and when required by the context, the same shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa.

16.6 Headings. The headings in this Agreement are inserted for convenience only and are in no way intended to describe, interpret, define, or limit the scope, extent or intent of tills Agreement or any provision hereof.

16.7 Waivers. The failure of any party to seek redress for violation of or to insist upon the strict performance of any covenant or condition of this Agreement shall not prevent a subsequent act, which would have originally constituted a violation, from having the effect of an original violation.

16.8 Rights and Remedies Cumulative. The rights and remedies provided by this Agreement are cumulative and the use of anyone right or remedy by any party shall not preclude or waive the right to use any or all other remedies. Such rights and remedies are in addition to any other rights the parties may have by law, statute, ordinance or otherwise.

16.9 Counterparts; Facsimile. This Agreement may be executed in counterparts and delivered via facsimile, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

16.10 Certification of Non-Foreign Status. In order to comply with Section 1445 of the Code and the applicable Treasury Regulations thereunder, in the event of the disposition by the Company of a United States real property interest as defined in the Code and Treasury Regulations, each Member shall provide to the Company, an affidavit stating, under penalties of perjury, (i) the Member's address, (ii) the Member's United States taxpayer identification number, and (iii) an affidavit stating, that the Member is not a foreign person as that term is defined in the Code and Treasury Regulations. Failure by any Member to provide such affidavit by the date of such disposition shall authorize the Managers to withhold ten percent (10%) of each such Member's distribution share of the amount realized by the Company on the disposition.

16.11 Banking. All funds of the Company shall be deposited in its name in an account or accounts as shall be designated from time to time by the Managers. All funds of the Company shall be used solely for the business of the Company.

16.12 Determination of Matters Not Provided for in This Agreement. The Managers shall decide any 'questions arising with respect to the Company and this Agreement that are not specifically or expressly provided for in this Agreement.

16.13 Further Assurances. The Members each agree to cooperate, and to execute and deliver in a timely fashion any and all additional documents necessary and to effectuate the purposes of the Company and this Agreement.

16.14 Invalidity. The invalidity of any provision of this Agreement shall not affect the validity of the remainder of any such provision or the remaining provisions of this Agreement.

16.15 Notices. All notices, demands and requests required or permitted to be given under the provisions of this Agreement shall be in writing and shall be deemed given (a) when personally delivered to the party to be given such notice or other communication, (b) on the business day that such notice or other communication is sent by facsimile or similar electronic device, fully prepaid, which facsimile or similar electronic communication shall promptly be confirmed by written notice, (c) on the third business day following the date of deposit in the United States mail if such notice or other communication is sent by certified or registered air mail with return receipt requested and postage thereon fully prepaid, or (d) on the business day following the day such notice or other communication is sent by reputable overnight courier, to the address that the party receiving notice designates in writing.

16.16. Preparation of Agreement. The Members and the Company acknowledge that (a) counsel for Weldmation and the Company has prepared this Agreement at the request of the Company; (b) such counsel has advised each Member that a conflict exists or may exist among and between their individual interests; (c) such counsel has advised each Member to seek the advice of independent legal counsel; (d) each Member has had the opportunity to seek the advice of independent legal counsel; (e) each Member has obtained, or had the opportunity to obtain, all information deemed by such Member to be necessary to make an informed decision with regard to this Agreement; and (I) each Member and the Company hereby waives any conflict of interest with regard to this Agreement or its preparation by counsel to Weldmation.

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IN WITNESS WHEREOF, the Company and the Members have hereunto executed this Agreement, as of the date first above written, but effective for all purposes as of the Effective

Date.

Global Ventures Technology Group, LLC

By: /S/ Earl E. Kansier, Co-Manager

And:  /S/ Mario DiNello, Co-Manager

“COMPANY”

Global Tech International, LLC

By: /s/ Mario DiNello, COO

Weldmation, Inc.

By: /s/ Earl E. Kansier, CEO.

EXHIBIT A

		Membership	Capital
Members	Units	% Interests	Contributions
GLOBAL TECH	50	50%	$ 1.00
			Services as
			referenced in
			ExhibitD
WELDMATION,	50	50%	$1.00
INC.			Services as
			referenced in
			Exhibit D
TOTALS:	100	100%

EXHIBITB TO

_______ , LLC OPERATING AGREEMENT

NAMES AND ADDRESSES OF MEMBERS

(AS SHOWN AT THE BEGINNING OF THIS AGREEMENT)

EXHIBITC TO

---------------------------, LLC

OPERATING AGREEMENT

(NOT APPLICABLE)

EXHIBIT D

$'S AND FORM OF SERVICES TO BE CONTRIBUTED BY THE MEMBERS TO THE COMP ANY, AS CMIT CityplaceStateAL CONTRIBUTIONS BY THE RESPECTIVE MEMBERS

EXHIBIT E

ALLOWABLE REIMBURSEMENTS TO THE ME.MBERS AND THEIR AFFILIATES FOR COSTS AND EXPENSES INCURRED BY THE MEMBERS

EXHIBIT F

LETTER OF INTENT BETWEEN THE MEMBERS AS TO THE BUSINESS TERMS OF THE DEAL AND AS TO THE RELATIONSHIPS BETWEEN THE MEMBERS AND THE GENERAL BUSINESS PURPOSES OF THE COMPANY

(SEE ATTACHED CityplaceLOT)

WELDMATION INC.

CityaddressaddressStreet31720 STEPHENSON HIGHWAY, addressMADISON HEIGHTS, M148071·1687 PHONE (248) 585·0010, FAX (248) 585-0016

WWtN.Weldmation.com

June_, 2008

Robin Pointer, V.P.

Global Tech International, Inc. 100 W. Big Beaver Rd, Suite 200 Troy, MI, 48084

Re:

Proposed Joint Venture LLC between Global Tech International, Inc., a Delaware corporation ("Global") and a subsidiary to be designated of Weldmation, Inc., a Michigan corporation ("Weldmation"), for the Patent Licensing, Sale and Manufacturing of Equipment Utilizing Global's Patents, Described on Attached Exhibit A (the "Patents")

Dear Ms. Pointer:

This letter will serve as a non-binding Letter of Intent (the "LOI") between Global, as the owner of the Patents, and Weldmation, with regard to the creation of a 5.0/50 joint venture LLC (the "LLC") between us, for and governing our joint exploitation of the Patents, for industrial purposes to OEM's and Tier 1 suppliers in the automotive industry and other industries, upon the following general business terms:

1 .

You and we shall jointly create a 50/50 LLC (the "LLC") for the future licensing, sale, development and manufacturing of equipment utilizing the Patents owned by Global, in which Weldmation or its designated person will be the sole Manager thereof and each of us shall have the following respective specifically designated responsibilities and authorities, to-wit:

(i)

The subject Joint Venture LLC is predicated upon Global owning absolute and unrestricted title to the Patents described on attached Exhibit A, together with the right to transfer title thereto to the LLC, as contemplated hereunder, and to license the same to customers of the Joint Venture LLC (which Global hereby confirms and covenants to Weldmation), including the sale, design, engineering, development and manufacturing of equipment, utilizing the Patents, by the LLC for OEM's and Tier 1 suppliers in the automotive industry and other industries;

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(ii)

The Patent License Fee(s) to be charged, from time to time, by Global or the LLC to customers of the LLC on all products manufactured by such customers, using equipment manufactured by Weldmation utilizing the Patents, shall be determined mutually, from time to time, by both Global and Weldmation (with Weldmation being entitled to receive 50% of all such Patent License Fees, upon receipt thereof by Global or the LLC, as the case may be, from the customer(s);

(iii)

Global shall contribute marketable and unencumbered title to the Patents (and related equipment, office equipment, etc.) to the LLC (and shall cause the same to be relocated into Weldmation's designated facilities), for a mutually agreed upon value (which amount will then be deemed a capital contribution thereof to the LLC by Global), and Global shall be primarily responsible for all sales and marketing of the subject equipment, utilizing the Patents, to customers of the LLC (including to LLC customers first identified by Weldmation);

(iv)

Weldmation shall permit and pay for the relocation into its designated plant facilities of Global's said equipment, office equipment, etc., relating to said Patents, (for which moving and installation and ongoing housing/rental costs, as determined mutually by the parties, from time to time, Weldmation shall receive a capital contribution credit on the books of the LLC);

(v)

Weldmation shall also engineer, design and build all such equipment, utilizing the Patents, in accordance with plans and specifications therefor approved by the applicable customer(s) of the LLC and otherwise mutually agreed upon, in writing, by both Global and Weldmation, for a price to the LLC determined solely by Weldmation, with Global and Weldmation sharing equally in any portion of the final price for the applicable equipment sold to a customer(s) of the LLC in excess of Weldmation's quoted price therefor to the LLC; provided, however, that the parties hereto shall not share in any profits/cash flow, etc. of the LLC, until both Global and Weldmation have recovered 100% of all of their remaining unreturned capital contributions to the LLC;

(vi)

Weldmation will also have the right, without charge by the LLC, to utilize the LLC's equipment in Weldmation's facilities for occasional smaller production jobs, etc. generated

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separately by Weldmation, so long as such usage does not interfere with the use of such equipment for the business purposes of the LLC; provided, however, that, in addition to the foregoing, Weldmation shall have the right to the continual use of such equipment for its larger production jobs, providing it pays the LLC a reasonable usage fee therefor, as determined in good faith by the parties hereto, from time to time;

(vii)

All ongoing repairs, maintenance, taxes, upgrades, etc. of the subject equipment of the LLC at Weldmation's premises shall be the ongoing sole responsibility of the LLC and both parties thereto, equally; and

(viii)

In the event of any dissolution of the LLC or any other termination of the business of the LLC, the equipment, office equipment, etc. originally contributed by Global to the LLC shall be returned to Global, at its expense, in an "as is/where is" condition.

2.

Both parties hereto shall, in good faith, within the 45 day period following the full execution of this LOI, conduct whatever additional due diligence each of them desires with respect to each other and to the essence and viability of the Joint Venture LLC between them contemplated hereunder, and, if and only if both parties hereto are fully satisfied with their respective due diligence hereunder, the parties hereto shall then, promptly and in good faith, jointly prepare (utilizing counsel to Weldmation for such purposes), negotiate, conclude and execute a mutually satisfactory Operating Agreement for the Joint Venture LLC contemplated hereunder, with the understanding that if, for any reason, said Operating Agreement is not mutually concluded and executed by both parties hereto on or before , 2008, then, at any time thereafter, either party hereto may, in its sale discretion, elect to terminate this LOI and its relationship with the other, as contemplated hereunder, by notice thereof in writing to the other party hereto, in which event, neither party hereto shall have any further obligation or responsibility hereunder or to the other party hereto, by reason of the subject matter of this LOI;

3.

As aforesaid, Weldmation or its designated person shall be the sale Manager of the LLC and, for purposes of intra-member interaction and communication within the Joint Venture LLC, Earl E. Kansier and shall be the initially designated Weldmation representatives to such LLC and and shall be the initially designated Global representatives to such LLC, it being understood that any written

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notice or other communication sent by either party to the other shall be sent concurrently to both of such other party's respective representatives to the LLC;

4.

Both of us agree to act, and to cause our respective designated representatives and our respective employees and agents to act, promptly, timely and in good faith always ina manner consistent with the best interests of the Joint Venture LLC, in regard to all of our respective activities for and on behalf of the LLC, with respect to the business activities thereof, and, in the event of a irreconcilable disagreement between us as to any matter relating to the LLC and/or the activities thereof that requires the consent of both parties thereto, both parties hereto hereby agree that the same will be resolved by binding and court enforceable arbitration in Oakland County, MI pursuant to the then current rules of the American Arbitration Association, and the foregoing will be so provided in the definitive Operating Agreement for the Joint Venture LLC'

,

5.

Although neither of us shall at any time be obligated in such regard (and, further, shall have the right, at any time and for any or no reason, to unilaterally cancel the same), as aforesaid, if we have not jointly executed a mutually satisfactory and definitive Operating Agreement for the subject Joint Venture LLC contemplated hereunder by the date specified in Paragraph 2 above, it is understood and agreed that this LOI may be cancelled and terminated as provided in said Paragraph 2;

6.

Both of us agree to keep strictly confidential and not to disclose to any third party the terms of our joint venture, as described above, although the existence of a joint venture between the parties hereto for the exploitation of the Patents may be disclosed by either of the parties hereto to those third parties having a valid need for such information;

7.

The Operating Agreement for the Joint Venture LLC between us shall contain such terms and conditions as shall be mutually satisfactory to both of us and shall provide for Weldmation or its designated person to be the sale Manager thereof, with authority and responsibility to act and function alone in all specifically defined aspects of the business of the LLC, and for mutual signatures by at least one (1) of the representatives of each party to the LLC on all LLC documents, unless the Manager is authorized to act alone in such regard or unless both parties hereto jointly agree, in writing, to another execution protocol;

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8.

If, at any time in the future, one of the parties hereto desires to sell the business owned by the LLC and the other does not, then the mutually satisfactory definitive Operating Agreement for the Joint Venture LLC shall provide for a mutually satisfactory method and

- - structure by which such sale deadlock could be broken, including by way of a mutually satisfactory right of first refusal provision in favor of the party desiring not to sell, and each party hereto agrees to negotiate in good faith in regard to creating such anti-deadlock provision in the Operating Agreement for our LLC;

9.

No prior, present or future agreements or representations of either of the parties hereto shall be binding upon the such party, unless specifically incorporated into the definitive and mutually executed Operating Agreement for the Joint Venture LLC, and no modifications or changes in this LOI or in the said definitive Operating Agreement shall be valid or binding upon either of the parties hereto, unless in writing and executed by both of the parties hereto;

10.

This LOI and any definitive Operating Agreement for the said Joint Venture LLC executed by both parties hereto pursuant hereto shall be binding upon and shall inure to the benefit of both parties hereto and their respective successors and assigns. Any notice to be given hereunder or under the definitive Operating Agreement for said LLC shall be given in writing and delivered personally or by overnight delivery service (such as FedEx or UPS) or by facsimile, provided that the recipient thereof acknowledges receipt of the facsimile, to each party hereto at the addresses, telephone numbers and fax numbers for each of party indicated in this LOI or in said definitive Operating Agreement for the said Joint Venture LLC executed by both parties hereto pursuant hereto; and

11.

Both parties hereto hereby agree to keep the terms of this LOI and of any definitive Operating Agreement for the said Joint Venture LLC executed pursuant hereto strictly confidential' and not to disclose the same to any third parties whomsoever, other than to our respective legal and financial advisors, or as may otherwise be required by a court of competent jurisdiction.

As above stated, this LOI is not intended to be binding upon either party hereto and shall, at all times, be subject to the execution by both parties hereto of mutually satisfactory legal documents, including, without limitation, a formal and written definitive Operating Agreement for the Joint Venture LLC, evidencing the subject transaction and the related joint venture between the parties hereto.

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If you are agreeable to the foregoing basic business terms of the subject joint venture LOI between us, please so acknowledge the same in the space provided below and return an acknowledged copy of this LOI to the undersigned, after which we, jointly with you, shall cause a proposed form of Operating Agreement for our LLC to be prepared by our counsel, for our respective review and approval.

Sincerely,

WELDMATION, INC. (on behalf of a subsidiary to be formed)

By: /S/ Earl E. Kansier, CEO

The undersigned hereby agrees and consents to the foregoing.

GLOBAL TECH INTERNATIONAL, INC.

By:

_

Its:

------------

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